                                                                  EXHIBIT 9(ll)

                                 AMENDMENT NO. 3
                             PARTICIPATION AGREEMENT




     The Participation Agreement (the "Agreement"), dated December 19, 1995, by and among AIM Variable Insurance Funds, Inc., a Maryland corporation, A I M Distributors, Inc., a Delaware corporation, Glenbrook Life and Annuity Company, an Illinois life insurance company and Allstate Life Financial Services, Inc., a Delaware corporation, is hereby amended as follows:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:



                                   SCHEDULE A

                                            FUNDS AVAILABLE UNDER THE SEPARATE
SEPARATE ACCOUNTS UTILIZING THE FUNDS       ACCOUNTS
-------------------------------------       ------------------------------------
Glenbrook Life and Annuity Company          AIM V.I. Capital Appreciation Fund
 Separate Account A*                        AIM V.I. Diversified Income Fund
                                            AIM V.I. Global Utilities Fund
                                            AIM V.I. Government Securities Fund
Glenbrook Life A I M Variable Life          AIM V.I. Growth Fund
 Separate Account A**                       AIM V.I. Growth and Income Fund
                                            AIM V.I. International Equity Fund
                                            AIM V.I. Money Market Fund
Glenbrook Life Multi-Manager                AIM V.I. Value Fund
 Variable Account***





---------------

*  The Policy funded by the Separate Account is
   Individual and Group Flexible Premium Deferred
   Variable Annuity Contracts

** The Contract funded by the Separate Account is "AIM Lifetime Plus(SM) Variable Life"

***The Contract funded by the Separate Account is "Glenbrook Provider Variable Annuity"

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

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


Effective Date:  as of 1-26-98
               ------------------



                                         AIM VARIABLE INSURANCE FUNDS, INC.


Attest:  /s/ NANCY L. MARTIN             By:    /s/ ROBERT H. GRAHAM
        ------------------------               ----------------------------
Name:    Nancy L. Martin                 Name:  Robert H. Graham
Title:   Assistant Secretary             Title: President

(SEAL)


                                         A I M DISTRIBUTORS, INC.


Attest:  /s/ NANCY L. MARTIN             By:    /s/ MICHAEL J. CEMO
        ------------------------               ----------------------------
Name:    Nancy L. Martin                 Name:  Michael J. Cemo
Title:   Assistant Secretary             Title: President


(SEAL)


                                         GLENBROOK LIFE AND ANNUITY COMPANY


Attest:  /s/ MICHAEL J. VELOTTA          By:    /s/ JOHN HUNTER
        ------------------------               ----------------------------
Name:    Michael J. Velotta              Name:  John Hunter
        ------------------------               ----------------------------
Title:   Secretary                       Title: SVP
                                               ----------------------------

(SEAL)


                                         ALLSTATE LIFE FINANCIAL SERVICES, INC.


Attest:  /s/ JOHN R. HEDRICK             By:    /s/ LISA A. BURNELL
        ------------------------               ----------------------------
Name:    John R. Hedrick                 Name:  Lisa A. Burnell
        ------------------------               ----------------------------
Title:   Assistant Secretary             Title: AVP & Compliance Officer
                                               ----------------------------


(SEAL)


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